UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report
(Date of earliest event reported):	August 5, 2005

Bandag, Incorporated
(Exact name of registrant as specified in its charter)

Iowa	1-7007	42-0802143
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of principal executive offices, including zip code)
(563) 262-1400
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        The Board of Directors of Bandag, Incorporated (the “Company”) has appointed Jeffrey C. Pattison as the Vice President and Corporate Controller of the Company, effective as of August 5, 2005. Mr. Pattison’s term of office as Vice President and Corporate Controller is at the pleasure of the Board of Directors. Mr. Pattison, age 49, joined the Company in 1986. From 1986 through 1990, he held several positions with the Company. In 1990, he was promoted to the position of Manager, Taxes. In April 1999, he was promoted to Manager, Corporate Accounting. In October 1999, he was promoted to Director, Treasury Services and Assistant Treasurer and served in that position until August 2002, when he was elected to the office of Vice President and Treasurer. In January 2004, Mr. Pattison transferred from the Treasury Services department to the People Services department and assumed the responsibilities of Vice President, People Services, which he held until his appointment as Vice President and Corporate Controller.

        Effective as of August 5, 2005, Charles W. Vesey has stepped down as the Vice President and Corporate Controller of the Company, in connection with his decision to retire later this year. Mr. Vesey will work with his successor, Mr. Pattison, to ensure an orderly transition of the responsibilities of Vice President and Corporate Controller.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED
(Registrant)
By: /s/ Warren W. Heidbreder
Warren W. Heidbreder
Vice President, Chief Financial Officer

Date: August 5, 2005